UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2010

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, MA 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2010, the Board of Directors of Implant Sciences Corporation (the “Company” or “Implant Sciences”) named Roger P. Deschenes as the Company’s Chief Financial Officer, effective as of July 5, 2010.

Mr. Deschenes, age 51, has more than 25 years of accounting and financial leadership experience with publicly traded and private companies. Mr. Deschenes joined the Company in June 2008 as Controller and was promoted to Vice President, Finance in January 2009. Prior to joining Implant Sciences, Mr. Deschenes served as Vice President, Finance with Beacon Roofing Supply, Inc. a supplier of roofing material and related products in North America from April 2006 to December 2007. From July 1990 to March 2006, Mr. Deschenes served in several senior accounting and financial capacities at Saucony, Inc. including: Vice President, Controller, Chief Accounting Officer and Assistant Treasurer.  Mr. Deschenes received a Bachelor of Science degree in Business Administration from Salem State College and is a Certified Management Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By: /s/ Glenn D. Bolduc
Glenn D. Bolduc
Chief Executive Officer

Date: July 9, 2010